Exhibit 5.1

755 PAGE MILL ROAD PALO ALTO CALIFORNIA 94304-1018 TELEPHONE: 650.813.5600 FACSIMILE: 650.494.0792 WWW.MOFO.COM	MORRISON FOERSTER LLP BEIJING, BERLIN, BRUSSELS, DENVER, HONG KONG, LONDON, LOS ANGELES, NEW YORK, NORTHERN VIRGINIA, PALO ALTO, SAN DIEGO, SAN FRANCISCO, SHANGHAI, SINGAPORE, TOKYO, WASHINGTON, D.C.

July 14, 2017

Catalyst Biosciences, Inc.

260 Littlefield Avenue

South San Francisco, CA 94080

Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) filed by Catalyst Biosciences, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on July 14, 2017, relating to the registration under the Securities Act of 1933, as amended, of (i) an aggregate of 950,000 shares of the Company’s Common Stock (the “Shares”) which will be issuable under the Catalyst Biosciences, Inc. 2015 Stock Incentive Plan, as amended and restated (the “2015 Plan”).

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you and proposed to be taken by you in connection with the adoption of the 2015 Plan and the authorization, issuance and sale of the Shares under the 2015 Plan, and such documents, matters of fact and questions of law as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that such proceedings are timely completed in the manner presently proposed by you and that, upon each issuance of Shares, the Company will receive the consideration for such Shares required by the terms of the 2015 Plan.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and outstanding pursuant to the terms of the 2015 Plan, will be legally and validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and in any amendment thereto.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP